Exhibit 10.2

GUARANTY OF RETAIL SPACE

This GUARANTY OF RETAIL SPACE (this “Guaranty”) is executed as of September 12, 2025 by ADAM FRIEDBERG, an individual, having an address at 3834 N. Lakewood Avenue, Chicago, Illinois 60613, ANTHONY HRUSOVSKY, an individual, having an address at 531 E Scranton Avenue, Lake Bluff, Illinois 60044 and PETER KOCH, an individual, having an address at 1509 Kaywood Lane, Glenview, Illinois 60025 (collectively, “Principal Guarantors”) and ACRES COMMERCIAL REALTY CORP., a Maryland corporation, having an address at 390 RXR Plaza, Uniondale, New York 11556 (“Entity Guarantor”; Entity Guarantor, together with Principal Guarantors, individually and collectively, the “Guarantor”), for the benefit of DL RCF I LOAN HOLDINGS, LLC, a Delaware limited liability company, having an address at c/o Derby Lane Partners LLC, 12 E. 49th Street, Suite 1519, New York, New York 10017, in its capacity as administrative agent (together with its successors and/or assigns, “Agent”), for itself and on behalf of any Lender (as that term is defined in the Loan Agreement).

W I T N E S S E T H:

A. Lender is prepared to make a loan to 65 E. WACKER HOLDINGS II, LLC, a Delaware limited liability company (“Borrower”) in the maximum principal amount of up to SIXTY-TWO MILLION FOUR HUNDRED THOUSAND AND NO/100 DOLLARS ($62,400,000.00) (the “Loan”) pursuant to that certain Loan Agreement, dated as of the date hereof, by and among Borrower, Agent, and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), which Loan is evidenced by, among other things, the Note (as defined in the Loan Agreement) and is secured by, among other things, the Mortgage (as defined in the Loan Agreement), encumbering certain real property (the “Property”) more particularly described therein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

B. Lender is not willing to make and Agent is not willing to administer the Loan, or otherwise extend credit, to Borrower unless Guarantor unconditionally guarantees the payment and performance to Agent and Lender of the Guaranteed Obligations (as herein defined).

C. Guarantor is the owner of direct or indirect interests in Borrower, and Guarantor will benefit from Agent administering and Lender making the Loan to Borrower.

NOW, THEREFORE, as an inducement to Lender to make and Agent to administer the Loan to Borrower and to extend such additional credit as Agent and Lender may from time to time agree to extend under the Loan Documents, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE 1
NATURE AND SCOPE OF GUARANTY

Section 1.1 Guaranty of Obligation.

(a) Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Agent and Lender and their successors and assigns the payment and performance of the Guaranteed

Obligations (as defined below) as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

(b) As used herein, the term “Guaranteed Obligations” means (i) the due payment and performance of all of the Obligations and all of the other covenants and conditions contained in the Note, the Loan Agreement and the other Loan Documents on the part of the Borrower to be performed; provided, that the aggregate liability of Guarantor for the Guaranteed Obligations shall not exceed the sum of (i) all costs and expenses incurred by Agent and/or Lender that are payable pursuant to Section 1.7 below and (ii) the Required Retail Space Lease Cap (as defined below).

(c) As used herein, “Required Retail Space Lease Cap” means, as of the relevant date of determination, an amount equal to (i) $1,820,000.00, less (ii) any amount funded in non-borrowed cash by Borrower towards the payment of Tenant Improvements and Leasing Commissions in connection with a Lease for the Retail Space. In no event shall the Required Retail Space Lease Cap be less than $0.00.

(d) Notwithstanding anything to the contrary in this Guaranty or in any of the other Loan Documents, neither Agent nor any Lender shall be deemed to have waived any right which Agent and Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Obligations against Borrower or to require that all collateral shall continue to secure all of the Obligations owing to Agent and Lender in accordance with the Loan Documents.

(e) Nothing herein contained is intended to limit or expand any obligations of Guarantor under any other guaranty given in connection with the Loan Agreement. Notwithstanding the foregoing, Guarantor shall not be required to make payments under this Guaranty to the extent Guarantor has already made a payment in respect of the same obligations under the Guaranty (as defined in the Loan Agreement), the Guaranty of Interest and Carry Costs or the Guaranty of Completion.

Section 1.2 Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of prompt payment and performance and not a guaranty of collection. The obligations of Guarantor under this Guaranty shall be primary, irrevocable, direct and not conditional or contingent upon pursuit by Agent or any Lender of any remedies it may have against Borrower under the Loan Agreement or the other Loan Documents or any remedies it might have against any other Person. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor’s death (in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced or otherwise modified in any manner or to any extent shall not release, diminish or discharge the obligation of Guarantor to Agent and Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by Agent and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or any part of the Note.

Section 1.3 Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Agent and Lender hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower or any other party (excluding the defense of payment and performance in full of the Guaranteed Obligations) against Agent or any Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise. Agent’s and Lender’s rights under this Guaranty shall be in addition to all rights of Agent and Lender under the Loan Agreement, the Note, the Mortgage and the other Loan Documents. FURTHER, PAYMENTS MADE BY GUARANTOR UNDER THIS GUARANTY SHALL NOT REDUCE IN ANY RESPECT BORROWER’S OBLIGATIONS AND LIABILITIES UNDER THE LOAN AGREEMENT, THE NOTE, THE MORTGAGE AND THE OTHER LOAN DOCUMENTS EXCEPT WITH RESPECT TO, AND TO THE EXTENT OF, BORROWER’S OBLIGATION AND LIABILITY FOR THE PAYMENT MADE BY GUARANTOR. Further, no defense of any kind or nature which Guarantor has or may hereafter have against Agent or Lender shall be available hereunder to Guarantor, other than the defense that the Guaranteed Obligations have been paid or performed in full.

Section 1.4 Payment By Guarantor. Any payment required to be made by Guarantor pursuant to this Guaranty shall be made without presentment, protest, notice of protest, or any other notice whatsoever, all such notices being hereby waived by Guarantor to the extent not prohibited by non-waivable provisions of applicable Legal Requirements (any such waivable provisions being hereby expressly and irrevocably waived by Guarantor) and Guarantor shall pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Agent within ten (10) Business Days after notice from Agent, at its address set forth herein. Any demand made by Agent may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof. In the event any individual Guarantor commences a case under the Bankruptcy Code or an involuntary petition under the Bankruptcy Code is filed against such Guarantor, then this Guaranty shall become immediately due and payable without demand (which demand is specifically waived) against such Guarantor with regard to all Guaranteed Obligations unless, in the case of an involuntary case under the Bankruptcy Code only, the remaining Persons comprising Guarantor collectively continue to satisfy the Net Worth Threshold and the Liquid Assets Threshold set forth in Section 5.2 hereof.

Section 1.5 No Duty To Pursue Others. It shall not be necessary for Agent or Lender (and Guarantor hereby waives any rights which Guarantor may have to require Agent or Lender), in order to enforce the obligations of Guarantor hereunder, first to (i) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other Person, (ii) enforce Agent and Lender’s rights against any collateral which shall ever have been given to secure the Loan, (iii) enforce Agent’s and Lender’s rights against any other guarantors of the Guaranteed Obligations, (iv) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) exhaust any remedies available to Agent or Lender against any collateral which shall ever have been given to secure the Loan, or (vi) resort to any other means of obtaining payment of the Guaranteed Obligations. Neither Agent nor Lender

shall be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

Section 1.6 Waivers. Guarantor agrees to the provisions of the Loan Documents and, to the extent not prohibited by non-waivable provisions of applicable Legal Requirements (any such waivable provisions being hereby expressly and irrevocably waived by Guarantor), hereby waives notice of (i) any loans or advances made by Agent or any Lender to Borrower, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Note, the Mortgage, the Loan Agreement or any other Loan Document, (iv) the execution and delivery by Borrower, Agent and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory note or other document arising under the Loan Documents or in connection with the Property or the Collateral, (v) the occurrence of (A) any breach by Borrower of any of the terms or conditions of the Loan Agreement or any of the other Loan Documents, or (B) an Event of Default, (vi) Agent’s and Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (vii) the sale or foreclosure (or the posting or advertising for the sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) protest, proof of non-payment or default by Borrower, or (ix) any other action at any time taken or omitted by Agent or any Lender and, generally, all demands and notices of every kind in connection with this Guaranty (other than any applicable notices that are expressly and specifically required under this Guaranty), the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and/or the obligations hereby guaranteed. Notwithstanding the foregoing or anything to the contrary contained in this Guaranty, Guarantor does not waive the right to receive any notices from Lender to the extent such notices are expressly required to be given to Guarantor by Agent under the Loan Documents but the failure to provide such notices shall not give rise to any defenses by Guarantor hereunder or otherwise limit Agent’s or Lender’s rights hereunder (other than to the extent any grace periods under the Loan Documents are extended as a result thereof).

Section 1.7 Payment of Expenses. In the event that Guarantor shall breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, within ten (10) Business Days’ after written demand by Agent, pay Agent (on behalf of Lender) all actual out-of-pocket costs and expenses (including court costs and out-of-pocket attorneys’ fees of outside counsel) incurred by Agent or Lender in the enforcement hereof or the preservation of Agent’s or Lender’s rights hereunder, together with interest thereon at the Default Rate from and after the expiration of such ten (10) Business Day period until the date of payment to Agent. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations. Notwithstanding the foregoing, if a court of competent jurisdiction shall find in favor of the Borrower and/or Guarantor, then neither Borrower nor Guarantor shall have any obligation under this provision.

Section 1.8 Effect of Bankruptcy. In the event that pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder, (a) Agent or Lender must rescind or restore any payment or any part thereof received by Agent or a Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Agent or a Lender shall be without effect and this Guaranty shall remain (or shall be reinstated to be) in full force and effect and (b) notwithstanding any other provision of this Guaranty, (i) all amounts hereunder shall become immediately due and payable and (ii) Guarantor hereby waives all demands and notices of every kind. It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

Section 1.9 Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Agent or any Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for the payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise, until the Obligations (including, without limitation, any Guaranteed Obligations) have been indefeasibly repaid in full (subject to reinstatement as provided in Section 1.8 above).

ARTICLE 2
EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following and waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

Section 2.1 Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, the Mortgage, the Loan Agreement, the other Loan Documents or any other document, instrument, contract or understanding between Borrower, Agent and Lender or any other parties pertaining to the Guaranteed Obligations or any failure of Agent to notify Guarantor of any such action. Except as otherwise expressly limited in any other Loan Document, in furtherance and not in limitation of the foregoing, Guarantor authorizes Agent, without giving notice to Guarantor or obtaining Guarantor’s consent and without affecting the liability of Guarantor, from time to time to: (i) approve modifications to the Property, the Project, the Construction Schedule, the Guaranteed Work (as defined in the Guaranty of Completion), the Plans and Specifications, the Business Plan, the Development Agreement, the Construction Budget, and the Annual Budget as and when requested by Borrower; (ii) change the terms or conditions of disbursement of the Loan or the Loan proceeds; (iii) otherwise modify or amend the Loan Documents, including, without limitation, making changes in the terms of repayment of the Loan or modifying, extending or renewing payment dates; releasing or subordinating security in whole or in part; changing the interest rate; or advancing additional funds in its discretion for purposes related to the purposes specified in the Loan Agreement; or (iv) assign this Guaranty in whole or in part in accordance with the assignment of all or any portion of the Loan by Agent or any Lender. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor. Following a foreclosure of the Pledge Agreement or the Pledge

Agreement (Master Tenant), the foregoing modifications may not be made to the extent they would increase or expand the obligations of Guarantor hereunder.

Section 2.2 Intentionally Omitted.

Section 2.3 Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or Guarantor or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor or any changes in the direct or indirect shareholders, partners or members, as applicable, of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.

Section 2.4 Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or any document or agreement executed in connection with the Guaranteed Obligations for any reason whatsoever, including, without limitation, the fact that (i) the Guaranteed Obligations or any part thereof exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Note, the Mortgage, the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, other than the defense of actual payment or performance in full of the Guaranteed Obligations, (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vii) the Note, the Mortgage, the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

Section 2.5 Release of Obligors. Any full or partial release of the liability of Borrower for the Guaranteed Obligations or any part thereof, or of any co-guarantors, or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support from any other Person, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons (including Borrower) will be liable to pay or perform the Guaranteed Obligations or that Agent or Lender will look to other Persons (including Borrower) to pay or perform the Guaranteed Obligations.

Section 2.6 Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

Section 2.7 Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

Section 2.8 Care and Diligence. The failure of Agent, Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including, but not limited to, any neglect, delay, omission, failure or refusal of Agent or Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations, or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

Section 2.9 Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

Section 2.10 Offset. Any existing or future right of offset, claim or defense of Borrower against Agent or Lender, or any other Person (including, without limitation, Guarantor), or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise (excluding the defense of actual payment and performance in full of the Guaranteed Obligations).

Section 2.11 Merger. The reorganization, merger or consolidation of Borrower or Guarantor into or with any other Person.

Section 2.12 Preference. Any payment by Borrower to Agent or Lender is held to constitute a preference under the Bankruptcy Code or for any reason Agent or any Lender is required to refund such payment or pay such amount to Borrower or to any other Person.

Section 2.13 Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

Section 2.14 Independent Obligations. The obligations of Guarantor under this Guaranty are independent of Borrower’s obligations under the Loan Agreement, the Note and the other Loan Documents, and a separate action or actions may be brought and prosecuted against Guarantor to enforce this Guaranty, irrespective of whether an action is brought against Borrower or whether Borrower is joined in any such action or more successive and/or concurrent actions may be brought hereon against Guarantor either in the same action, if any, brought against Borrower or in separate actions, as often as Agent or Lender, in their sole discretion, may deem advisable. To the extent it may lawfully do so, Guarantor, on behalf of itself and on behalf of each Person claiming by, through or under Guarantor, hereby irrevocably and unconditionally waives any right to object to Agent or Lender bringing simultaneous actions to (i) recover the Guaranteed Obligations against Borrower under the Loan Agreement, the Note or any other Loan Document, at law or in equity, or (ii) recover any amounts due under this Guaranty. For the avoidance of doubt, indefeasible payments made hereunder by Guarantor in respect of the Guaranteed Obligations shall be applied towards the Guaranteed Obligations pursuant to this Agreement.

Section 2.15 Survival. This Guaranty shall survive the exercise of remedies following an Event of Default under the Loan Agreement or the other Loan Documents, including, but not limited to a foreclosure of the Mortgage and/or any exercise of remedies under the Pledge Agreement or the Pledge Agreement (Master Tenant) by Agent or Lender, and shall remain in full force and effect until all Obligations and other sums due under the Loan Agreement and the other Loan Documents have been fully satisfied and indefeasibly paid in full to Agent or Lender, as applicable, and the Guaranteed Obligations accruing through the date of such repayment have been fully performed and satisfied by Guarantor.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

To induce Agent and Lender to enter into the Loan Documents and to extend credit to Borrower, each Guarantor (with respect to itself only) represents and warrants to Agent and Lender as follows:

Section 3.1 Benefit. Guarantor is an Affiliate of Borrower, is the owner of a direct or indirect interest in Borrower and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

Section 3.2 Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

Section 3.3 No Representation By Agent and the Lender. None of Agent, Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

Section 3.4 Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor (a) is solvent,

(b) has assets which, fairly valued, exceed its obligations, liabilities and debts, and (c) has property and assets sufficient to satisfy and repay its obligations and liabilities, including the Guaranteed Obligations. The financial statements of Guarantor delivered to Lender in connection with the origination of the Loan, including any related financial data delivered to Lender relating to Guarantor: (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of Guarantor as of the date of such financial statements, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Guarantor has no contingent liabilities, liabilities for taxes, unusual forward or long term commitments or unrealized or anticipated losses from any unfavorable commitment that could reasonably be expected to have an adverse effect on Guarantor’s ability to pay and perform its obligations under this Guaranty, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Guarantor from that set forth in said financial statements.

Section 3.5 Organization. If a particular Guarantor is an entity, such Guarantor is duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is duly qualified and in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, and such Guarantor has taken all necessary action to authorize the execution, delivery and performance of this Guaranty and the other Loan Documents to which it is a party, and has the power and authority to execute, deliver and perform under this Guaranty, the other Loan Documents to which it is a party and all the transactions contemplated hereby and thereby.

Section 3.6 Proceedings; Enforceability. This Guaranty and the other Loan Documents to which Guarantor is a party have been duly authorized, executed and delivered by Guarantor and constitute a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Neither this Guaranty nor any other Loan Document to which Guarantor is a party is subject to any right of rescission, set-off, counterclaim or defense by Guarantor, including the defense of usury, nor would the operation of any of the terms of this Guaranty or such other Loan Documents, or the exercise of any right hereunder or thereunder, render this Guaranty or such other Loan Documents unenforceable, and Guarantor not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

Section 3.7 Legality. The execution, delivery and performance by Guarantor of this Guaranty and the other Loan Documents to which Guarantor is a party, and the consummation of the transactions contemplated hereunder and thereunder, do not and will not contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach of, any indenture, mortgage, charge, lien, contract, agreement or other instrument to which Guarantor is a party or by which Guarantor or any of Guarantor’s property is bound.

Section 3.8 Consents. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Guarantor of, or compliance by Guarantor with, this Guaranty or the other Loan Documents to which Guarantor is a party, or the consummation of the transactions contemplated hereby or thereby, other than those which have been obtained by Guarantor.

Section 3.9 Litigation; Full and Accurate Disclosure. There is no action, suit, proceeding or investigation pending or, to the best of Guarantor’s knowledge, threatened in writing against Guarantor in any court or by or before any other Governmental Authority, which, in each case involves a risk of any judgment or liability not fully covered by insurance (other than any deductible) which, if adversely determined, could be reasonably expected to have a material adverse effect on the condition (financial or otherwise) or business of Guarantor, or could reasonably be expected to materially impair the ability of Guarantor to carry out the obligations contemplated by this Guaranty). There is no material fact presently known to Guarantor which has not been disclosed to Agent which adversely affects, nor as far as Guarantor can foresee, is reasonably likely to adversely affect, the Property or the Collateral or the business, operations or condition (financial or otherwise) of Borrower or Guarantor.

Section 3.10 Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof.

ARTICLE 4
SUBORDINATION OF CERTAIN INDEBTEDNESS

Section 4.1 Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, and whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be, created, or the manner in which they have been, or may hereafter be, acquired by Guarantor. The Guarantor Claims shall include, without limitation, all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations. So long as any portion of the Obligations or the Guaranteed Obligations remains outstanding, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other Person any amount upon the Guarantor Claims.

Section 4.2 Claims in Bankruptcy; Subrogation. In the event of any receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceeding involving Guarantor as a debtor, Agent shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Agent and Lender. At any time while the Obligations are outstanding (other than, so long as no Guaranteed Obligations are then due and owing to Lender, with respect to another Guarantor), should Agent and Lender receive, for application against the Guaranteed Obligations, any dividend or payment which is otherwise payable to Guarantor and which, as between Borrower and Guarantor, shall constitute a credit against the Guarantor Claims, then, upon payment to Agent and Lender in full of the Obligations and the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Agent and Lender to the extent that such payments to Agent and Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Agent and Lender had not received dividends or payments upon the Guarantor Claims. Notwithstanding the foregoing, Guarantor may assert any claim or seek contribution, indemnification or any other form of reimbursement from any other party liable for the payment of any or all of the Guaranteed Obligations (other than Borrower) in respect of a payment made by such Guarantor of the Guaranteed Obligations (each a “Contribution Claim”), provided that any payment made pursuant to such Contribution Claim shall be paid directly to Agent until such time that Agent shall have been paid the full amount of any underlying Guaranteed Obligation which is the basis of such Contribution Claim, together with all other outstanding claims by Agent on account of the Guaranteed Obligations.

Section 4.3 Payments Held in Trust. Notwithstanding anything to the contrary contained in this Guaranty, in the event that Guarantor should receive any funds, payments, claims and/or distributions which are prohibited by this Guaranty, Guarantor agrees to hold in trust for Agent and Lender an amount equal to the amount of all funds, payments, claims and/or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims and/or distributions so received except to pay such funds, payments, claims and/or distributions promptly to Agent and Lender, and Guarantor covenants promptly to pay the same to Agent and Lender.

Section 4.4 Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Agent and Lender presently exist or are hereafter created or attach. Without the prior written consent of Agent, Guarantor shall not (i) exercise or enforce any creditor’s rights it may have against Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or the joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on the assets of Borrower held by Guarantor. The foregoing shall in no manner vitiate or amend, nor be deemed to vitiate or amend, any prohibition in the Loan Documents against Borrower granting liens or security interests in any of its assets to any Person other than Agent.

ARTICLE 5
COVENANTS

Section 5.1 Definitions. As used in this Article 5, the following terms shall have the respective meanings set forth below:

(a) “Liquid Asset” shall mean any of the following, but only to the extent owned individually, free of all security interests, liens, pledges, charges or any other encumbrance: (a) cash, (b) certificates of deposit (with a maturity of two years or less) issued by, or savings account with, any bank or other financial institution reasonably acceptable to Agent, (c) marketable securities listed on the New York Stock Exchange or NASDAQ (or any successors thereto) or any other national or international exchange reasonably acceptable to Agent, marked to market, and (d) any line of credit running directly to the Guarantor; provided that Liquid Assets shall not include any asset that is a part of the Property or that is otherwise part of the collateral for the Loan other than distributions made to Guarantor from Borrower (directly or indirectly) to the extent expressly permitted by the Loan Documents.

(b) “Net Worth” shall mean, as of a given date, (i) a Guarantor’s total assets as of such date (exclusive of any interest in the Property or the Collateral or in any other asset that is part of the collateral for the Loan) less (ii) Guarantor’s total liabilities as of such date (exclusive of any liability under the Loan Documents), determined (x) with respect to Principal Guarantors, on an income tax basis and (y) with respect to Entity Guarantor, in accordance with generally accepted accounting principles.

Section 5.2 Covenants. Until all of the Obligations and Guaranteed Obligations have been paid in full, Guarantor collectively (i) shall maintain, in the aggregate, (x) a Net Worth of not less than $90,000,000.00 (the “Net Worth Threshold”) and (y) Liquid Assets of not less than $8,000,000.00 (the “Liquid Assets Threshold”) and (ii) shall not sell, pledge, mortgage or otherwise transfer any of its assets, or any interest therein, on terms materially less favorable than would be obtained in an arms-length transaction or if such transaction would cause the collective Net Worth of Guarantor to fall below the Net Worth Threshold or the collective Liquid Assets of Guarantor to fall below the Liquid Assets Threshold.

Section 5.3 Prohibited Transactions. Guarantor shall not, at any time while a default in the payment of the Guaranteed Obligations has occurred and is continuing, either (i) enter into or effectuate any transaction with any Affiliate that would reduce the collective Net Worth of Guarantor below the Net Worth Threshold (including the payment of any dividend or distribution to a shareholder, or the redemption, retirement, purchase or other acquisition for consideration of any stock or other ownership interest in Guarantor) or (ii) sell, pledge, mortgage or otherwise transfer to any Person any of Guarantor’s assets, or any interest therein, in each case, other than for reasonably equivalent value.

Section 5.4 Financial Statements. Each Guarantor (as to itself only) shall deliver to Agent:

(a) within 120 days after the end of each calendar year, (x) with respect to Principal Guarantors, an unaudited balance sheet and (y) with respect to Entity Guarantor, an audited balance sheet (provided, that, if the financials of Entity Guarantor are publicly available, such balance sheet may be unaudited), in each case, of such Guarantor as of the end of such calendar year substantially similar (in form and content) to the balance sheet delivered to Agent in connection with the origination of the Loan, determined (x) with respect to Principal Guarantors, on an income tax basis and (y) with respect to Entity Guarantor, in accordance with generally accepted accounting principles, (A) setting forth in reasonable detail (provided that setting forth such Guarantor’s Net Worth in the level of detail reflected in such Guarantor financial statements delivered in connection with the closing of the Loan shall be reasonable) such Guarantor’s Net Worth and Liquid Assets as of the end of such prior calendar year and based on such balance sheet, and (B) certifying (or accompanied by a certificate signed by a representative of Guarantor certifying) that such annual financial statements are true, correct, accurate and complete in all material respects and fairly present, as of the date of such financial statements, the financial condition and results of the operations of such Guarantor determined (x) with respect to Principal Guarantors, on an income tax basis and (y) with respect to Entity Guarantor, in accordance with generally accepted accounting principles;

(b) within 40 days after the end of each calendar quarter, (x) with respect to Principal Guarantors, an unaudited balance sheet and (y) with respect to Entity Guarantor, an audited balance sheet (provided, that, if the financials of Entity Guarantor are publicly available, such balance sheet may be unaudited), in each case, of such Guarantor as of the end of such quarter substantially similar (in form and content) to the balance sheet delivered to Agent in connection with the origination of the Loan, determined (x) with respect to Principal Guarantors, on an income tax basis and (y) with respect to Entity Guarantor, in accordance with generally accepted accounting principles, (A) setting forth in reasonable detail any material changes from the last annual financial statement delivered to Agent by such Guarantor and setting forth in reasonable detail (provided that setting forth such Guarantor’s Net Worth in the level of detail reflected in such Guarantor’s financial statements delivered in connection with the closing of the Loan shall be reasonable) such Guarantor’s Net Worth and Liquid Assets as of the end of such prior calendar quarter and based on the foregoing quarterly financial statements, and (B) certifying (or accompanied by a certificate signed by a representative of Guarantor certifying) that such quarterly financial statements are true, correct, accurate and complete in all material respects and fairly present, as of the date of such financial statements, the financial condition and results of the operations of such Guarantor (x) with respect to Principal Guarantors, on an income tax basis and (y) with respect to Entity Guarantor, in accordance with generally accepted accounting principles;

(c) within 30 days after the date filed, a complete copy of such Guarantor’s tax return certified by such Guarantor; and

(d) within 20 days after request by Agent, such other financial information with respect to such Guarantor as Agent may reasonably request.

Section 5.5 Additional Covenants

(a) Existence; Compliance with Legal Requirements. Guarantor shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence and all rights, licenses, permits, franchises and applicable governmental authorizations necessary for the operation of its business and comply with all Legal Requirements applicable to it and its assets. Guarantor shall not engage in any dissolution, liquidation or consolidation or merger with or into any other business entity without obtaining the prior consent of Agent.

(b) Litigation. Guarantor shall give prompt notice to Agent of any litigation or governmental proceedings pending or threatened in writing against Guarantor which, if adversely determined, could reasonably be expected to materially adversely affect Guarantor’s condition

(financial or otherwise) or business (including Guarantor’s ability to perform its Obligations hereunder or under the other Loan Documents to which it is a party).

(c) Patriot Act. Guarantor will use its good faith and commercially reasonable efforts to comply with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Guarantor, including those relating to money laundering and terrorism.

(d) Further Assurances. Guarantor shall, at Guarantor’s sole cost and expense:

(i) cure any defects in the execution and delivery of the Loan Documents to which Guarantor is a party and execute and deliver, or cause to be executed and delivered, to Agent such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to correct any omissions in the Loan Documents to which Guarantor is a party, as Agent may reasonably require; and

(ii) so long as it does not expand the obligations or materially reduce the benefits to Borrower or Guarantor under the Loan Documents, except, in each case, other than to a de minimis extent, do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Guaranty and the other Loan Documents to which Guarantor is a party, as Agent may reasonably require from time to time.

ARTICLE 6
MISCELLANEOUS

Section 6.1 Waiver. No failure to exercise, and no delay in exercising, on the part of Agent, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Agent hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor any consent to any departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

Section 6.2 Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent by telefax (with answer back acknowledged) or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 6.2. Any Notice shall be deemed to have been received: (a) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (b) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (c) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Agent: DL RCF I Loan Holdings, LLC
c/o Derby Lane Partners LLC

12 East 49th Street, Suite 1519
New York, New York 10017
Attention: Urian Yap
Email: uyap@derbyln.com

with a copy to: Gibson Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
Attention: Matthew Kidd, Esq.
Email: mkidd@gibsondunn.com

If to Principal Guarantors:

Adam Friedberg

3834 N. Lakewood Avenue

Chicago, Illinois 60613

Email: adam@mavrekdevelopment.com

Anthony Hrusovsky

531 E Scranton Avenue

Lake Bluff, Illinois 60044

Email: anthony@mavrekdevelopment.com

Peter Koch

1509 Kaywood Lane

Glenview, Illinois 60025

Email: peter@mavrekdevelopment.com

with a copy to: Patzik, Frank & Samotny Ltd.
200 South Wacker Drive – Suite 2700
Chicago, Illinois 60606
Attention: John W. Morse
Facsimile No. (312) 551-1101
Email: jmorse@pfs-law.com

If to Entity Guarantor:

ACRES Commercial Realty Corp.

390 RXR Plaza

Uniondale, New York 11556

Attention: Jaclyn Jesberger

Email: jjesberger@acrescap.com

with a copy to: Murland Dainoff LLC

555 E. Lancaster Avenue, Suite 501

Radnor, Pennsylvania 19087

Attention: Harris A. Dainoff, Esquire

Email: hdainoff@murlanddainoff.com

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section 6.2. Notices shall be deemed to have been given on the date set forth above, even if there is an inability to actually deliver any Notice because of a changed address of which no Notice was given or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Agent may also be given by Servicer.

Section 6.3 Governing Law; Jurisdiction; Service of Process. (a) THIS GUARANTY WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY GUARANTOR AND ACCEPTED BY AGENT IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION RELATED HERETO, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY AND/OR THE OTHER LOAN DOCUMENTS, AND THIS GUARANTY AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST AGENT OR GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY, AT AGENT’S OPTION, BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND GUARANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH GUARANTOR DOES HEREBY DESIGNATE AND APPOINT:

Corporation Service Company
19 West 44th Street, Suite 200
New York, NY 10036

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND EACH GUARANTOR AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL CONCLUSIVELY BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH GUARANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH GUARANTOR (I) SHALL GIVE PROMPT NOTICE TO AGENT OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS AND WHICH SUBSTITUTE AGENT SHALL BE THE SAME AGENT DESIGNATED BY BORROWER UNDER THE LOAN AGREEMENT), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GUARANTOR IN ANY OTHER JURISDICTION.

Section 6.4 Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

Section 6.5 Amendments. This Guaranty may be amended only by an instrument in writing executed by the party(ies) against whom such amendment is sought to be enforced.

Section 6.6 Parties Bound; Assignment. This Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives. Agent shall have the right to assign or transfer its rights under this Guaranty in connection with any assignment of the Loan and the Loan Documents. Any assignee or transferee of Agent shall be entitled to all the benefits afforded to Agent under this Guaranty. Guarantor shall not have the right to assign or transfer its rights or obligations under this Guaranty without the prior written consent of Agent, and any attempted assignment without such consent shall be null and void.

Section 6.7 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

Section 6.8 Recitals. The recitals and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

Section 6.9 Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

Section 6.10 Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrower to Agent or any Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Agent and Lender hereunder shall be cumulative of any and all other rights that Agent or any Lender may ever have against Guarantor. The exercise by Agent and Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

Section 6.11 Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND AGENT AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND AGENT AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND AGENT AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND AGENT AND LENDER.

Section 6.12 Waiver of Right To Trial By Jury. GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, AGENT AND LENDER, EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE MORTGAGE, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR

AND, BY ITS ACCEPTANCE HEREOF, AGENT AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF GUARANTOR, LENDER AND AGENT IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

Section 6.13 New York Provisions. Guarantor acknowledges and agrees that this Guaranty is, and is intended to be, an instrument for the payment of money only, as such phrase is used in Section 3213 of the Civil Practice Law and Rules of the State of New York, that Guarantor has been fully advised by its counsel of Lender’s rights and remedies pursuant to such Section 3213 and that Guarantor expressly waives any right, and hereby agrees not, to assert that this Guaranty is not such an instrument.

Section 6.14 Cooperation. Guarantor acknowledges that Agent and Lender and their successors and assigns may effectuate a “Secondary Market Transaction” in accordance with Article 9 of the Loan Agreement. Subject to the terms, conditions and limitations set forth in the Loan Agreement, Guarantor shall cooperate with Agent and Lender in effecting any such Secondary Market Transaction and shall provide (or cause Borrower to provide) such information and materials as may be required or necessary pursuant to Section 9.1 and Section 9.2 of the Loan Agreement. Agent and Lender shall be permitted to share all such information with the investment banking firms, rating agencies, accounting firms, law firms and other third party advisory firms involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction, provided that such parties are advised of the confidential nature of any information that is clearly marked as confidential information or that is not otherwise publicly available or known to Agent from another source. It is understood that the information provided by Guarantor to Agent and Lender may ultimately be disclosed to purchasers and potential purchasers in connection with a Secondary Market Transaction. Agent, Lender, and all of the aforesaid third party advisers and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Guarantor in the form as provided by Guarantor. Agent and Lender may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development.

Section 6.15 Reinstatement in Certain Circumstances. If at any time any payment of the principal of or interest under the Note or any other amount payable by Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 6.16 Gender; Number; General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, (a) words used in this Guaranty may be used interchangeably in the singular or plural form, (b) any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, (c) the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Property or any part thereof or interest therein”, (d) the word “Agent” shall mean “Agent and any subsequent holder of the Note”, (e) the word “Note” shall mean “the Note and any other evidence of indebtedness secured by the Loan Agreement”, (f) the word “Property” shall include any portion of the Property and any interest therein, and (g) the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all out-of-pocket attorneys’, paralegal and law clerk fees and disbursements of outside counsel, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels, incurred or paid by Agent in protecting its interest in the Property, the Collateral, the Leases and/or the Rents and/or in enforcing its rights hereunder.

Section 6.17 Joint and Several. If there is more than one Guarantor, the obligations and liabilities of each Guarantor hereunder are joint and several. Without in any way limiting the obligations of Guarantor hereunder, the parties hereto acknowledge that the defined term “Guarantor” collectively includes each individual Guarantor and that it is the intent of the parties hereto in determining whether (a) a breach of a representation or a covenant has occurred or (b) there has occurred a default hereunder, that any such breach, occurrence, or event with respect to any individual Guarantor shall be deemed to be such a breach, occurrence or event with respect to every Guarantor and that each individual Guarantor need not have been involved with such breach, occurrence or event in order for the same to be deemed such a breach, occurrence or event with respect to every individual Guarantor.

Section 6.18 Fully Recourse. All of the terms and provisions of this Guaranty are recourse obligations of Guarantor and not restricted by any limitation on personal liability set forth in any of the Loan Documents.

Section 6.19 Exculpation. Section 9.4 of the Loan Agreement is hereby incorporated by reference as if set forth at length herein.

Section 6.20 Unsecured Obligations. The obligations of Guarantor under this Guaranty are not secured by the lien of the Mortgage or the security interests or other collateral described in the Mortgage or the other Loan Documents, it being the intent of Agent and Lender to create separate obligations of Guarantor hereunder which can be enforced against Guarantor without regard to the existence of the Mortgage or other Loan Documents or the liens or security interests created therein.

Section 6.21 Incorporation by Reference. To the extent that any provisions or defined terms contained in any other Loan Document (including, without limitation, the Loan Agreement) are used herein or incorporated herein by reference, and such other Loan Document is terminated or otherwise satisfied prior to the termination of this Guaranty, then, for the avoidance of doubt, such provisions and/or defined terms shall survive until the satisfaction of the Obligations without regard to the fact that the Loan Document originally containing the same has been otherwise terminated or satisfied.

Section 6.22 Limitation on Liability. Notwithstanding the provisions of this Guaranty to the contrary:

(a)
Guarantor shall not have any liability under this Guaranty to the extent such liability arises solely as a result of the fraud, gross negligence or willful misconduct of Agent or Lender.

(b)
Guarantor shall have no liability under this Guaranty for any Guaranteed Obligations from and after the occurrence of any of the following events: (i) the Required Retail Space Lease Cap has been reduced to $0 in accordance with the terms hereof, (ii) the tenant under the Morton’s Lease properly exercises option to extend the Morton’s Lease through the Second Renewal Term (as defined in the Morton’s Lease) or (iii) Borrower has entered into a Lease for the entire Retail Space in accordance with the terms of Section 5.1.32 of the Loan Agreement (a “Retail Space Lease”) with an initial expiration date of no earlier than October 9, 2033 and such tenant has accepted the Retail Space and taken occupancy of the Retail Space.
(c)
For the period commencing on the Closing Date and ending on December 31, 2026, Agent shall not institute a suit for collection of the Guaranteed Obligations unless Agent has (i) accelerated the Loan and (ii) commenced a foreclosure action under any of the Mortgage, the Pledge Agreement or the Pledge Agreement (Master Tenant).
(d)
Notwithstanding anything to the contrary herein or in the Loan Documents, in no event shall Guarantor be liable to Agent or Lender for any special, punitive or consequential damages of any kind of nature unless such damages are actually incurred by, or asserted against, Agent or Lender.

Section 6.23 Non-Duplication of Guaranty Payments. Payments by Guarantor of amounts due hereunder shall be without duplication of any amounts paid for the identical liability under the Guaranty (as defined in the Loan Agreement), the Guaranty of Interest and Carry Costs and/or the Guaranty of Completion by Guarantor in favor of Agent of even date herewith (e.g., if Agent makes a claim requiring Guarantor to satisfy Borrower’s obligation to pay certain Taxes under the Guaranty of Completion and also a claim under this Guaranty to pay the same Taxes, Guarantor’s payment of such obligation pursuant to the Guaranty of Completion shall satisfy Guarantor’s obligation hereunder to pay the same, and vice versa).

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:

/s/ Adam Friedberg
Adam Friedberg, an individual

/s/ Anthony Hrusovsky
Anthony HrusovSKy, an individual

/s/ Peter Koch
Peter koch, an individual

ACRES COMMERCIAL REALTY CORP.,

a Maryland corporation

By:	/s/ Mark S. Fogel
Name: Mark S. Fogel Title: President

[Signature Page to Guaranty of Retail Space]